Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2008 Second Quarter Operating Results

ST. PETERSBURG, FLORIDA (November 6, 2007) – Danka Business Systems PLC (Nasdaq:DANKY) today reported operating earnings from continuing operations of $0.8 million in the fiscal year 2008 second quarter ended September 30, 2007, level with the comparable fiscal year 2007 quarter. For the six months ended September 30, 2007, the Company reported operating earnings from continuing operations of $2.6 million, compared with a loss of $3.1 million in the prior year period.

As previously reported, on June 22, 2007, the Company completed its new financing arrangement for $145 million in term and revolver debt. On July 23, 2007, these funds were combined with the proceeds from the sale in January of 2007 of the Company’s European operations to repay the existing debt. In the second quarter, the Company recognized a one-time prepayment charge of $9.7 million in connection with the early extinguishment of the prior debt.

For the second quarter:

•

Total revenue was $105.2 million, 3.5% lower than the prior year quarter and down 1.0% sequentially. Retail equipment, supplies and related sales was $47.5 million for the quarter, down 1.1% from the prior year, but up 3.0% sequentially. Service revenue was $54.6 million, down 5.8% from the prior year, and down only 4.6% sequentially.

•	Consolidated gross margin for the quarter was 34.9%, up 50 basis points from the prior year, but down 130 basis points from the prior quarter.

•	SG&A expenses were $37.2 million, up 1.0% from the prior year and up 2.6% sequentially. Restructuring charges was a credit of $1.0 million, and other income was $0.2 million.

•	For the quarter, the Company generated operating earnings from continuing operations of $0.8 million.

•

Net interest expense was $4.4 million, tax expense was $0.4 million, and loss from discontinued operations was $0.8 million. These, combined with the $9.7 million loss on early extinguishment of debt, resulted in a net loss of $14.4 million for the quarter as compared to net income of $5.6 million in the prior year quarter, and a $5.0 million loss in the preceding quarter.

•

The adjusted net loss for the quarter, excluding the one-time debt prepayment charge and the gain or loss on the sales of discontinued operations, was $3.9 million, compared to an adjusted net loss of $7.1 million last year.

“Despite a disappointing quarter, notably in our services business, the Company maintained positive operating earnings. We also began to derive the expected benefits from the recently completed financial restructuring and related cost-reduction measures,” said A.D. Frazier, Danka’s Chairman and Chief Executive Officer.

“Now we can focus squarely on growing our lines of business efficiently and profitably. We expect to complete in the weeks ahead, two significant strategic relationship agreements that could begin to favorably impact the financial performance of both our hardware and service lines of business as soon as the fourth quarter of fiscal year 2008. Internally, over the weeks ahead we will begin the process of realigning our existing business units into one unified organization under the leadership of our President of Operations Bill Troxil, who has led our East Regional Business Unit since April 2006. And we will continue to refine our go-to-market strategies – in conjunction with strong support from our vendors – as we increase our already strong presence in the highly desirable small- and medium-sized enterprise market,” concluded Frazier.

For the first six months:

•

Total revenue was $211.5 million, down 8.5% from the prior year. Retail equipment, supplies and related sales was $93.7 million, down 8.2% from the prior year while service revenue was $111.8 million, down 7.5% from the prior year.

•	Consolidated gross margin was 35.6%, down 20 basis points from the prior year.

•	SG&A expenses were $73.5 million, down $3.5 million or 4.6% from the prior year.

•	For the first six months, the Company generated operating earnings from continuing operations of $2.6 million.

•

Net interest expense was $9.4 million, loss on early extinguishment of debt was $9.7 million, tax expense was $1.1 million, and loss from discontinued operations was $1.8 million. These resulted in a net loss of $19.3 million as compared to a net loss of $6.6 million in the prior year.

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s second quarter results has been scheduled for today, November 6, 2007, at 10:00a.m. ET. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #21210684 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00a.m. ET on November 11, 2007. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #21210684), or visit Danka’s website.

About Danka

Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the Company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the Company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760 The Dilenschneider Group – Rob Swadosh, 212-922-0900 ext. 132

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xvi) any inability to continue to comply with our new senior secured credit facility covenants or the financial or other representations, warranties, or maturities in our debt instruments; (xvii) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xviii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xix) any negative impact of the accreted value of our outstanding preferred stock or its continued accretion; (xx) any negative impact of our continued organization as an England and Wales registered Company following the sale of our European businesses; and (xxi) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our Company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended September 30, 2007 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring, a loss on sale of subsidiary and a gain on the sale of asset; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; and adjusted net loss that is computed as net earnings (loss) as reported less earnings (loss) from discontinued operations, gain (loss) on sale of discontinued operations and the loss on early extinguishment of debt. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt, and adjusted net loss represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt, and adjusted net earnings loss are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the Company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt, and adjusted net loss may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt, and adjusted net loss are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three and Six Months Ended September 30, 2007 and 2006

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Revenue:
Retail equipment, supplies and related sales	$47,527	$48,032	$93,689	$102,109
Retail service	54,585	57,961	111,814	120,902
Rentals	3,133	3,027	6,016	8,059

Total revenue	105,245	109,020	211,519	231,070

Cost of sales:
Retail equipment, supplies and related sales costs	33,415	34,553	65,622	72,942
Retail service costs	33,532	36,349	67,833	73,592
Rental costs, including depreciation on rental assets	1,533	647	2,852	1,833

Total cost of sales	68,480	71,549	136,307	148,367

Gross profit	36,765	37,471	75,212	82,703
Operating expenses:
Selling, general and administrative expenses	37,214	36,848	73,498	77,041
Restructuring (credits) charges	(1,033)	247	225	6,308
Loss on sale of subsidiary	—	6	—	2,512
Other income	(227)	(482)	(1,122)	(64)

Total operating expenses	35,954	36,619	72,601	85,797

Operating earnings (loss) from continuing operations	811	852	2,611	(3,094)
Interest expense	(5,587)	(7,551)	(12,467)	(14,910)
Interest income	1,214	47	3,065	72
Loss on early extinguishment of debt	(9,690)	—	(9,690)	—

Loss from continuing operations before income taxes	(13,252)	(6,652)	(16,481)	(17,932)
Provision for income taxes	373	468	1,095	935

Net loss from continuing operations	(13,625)	(7,120)	(17,576)	(18,867)
Earnings (loss) from discontinued operations, net of tax	(50)	3,662	(336)	3,421
Gain (loss) on sale of discontinued operations, net of tax	(710)	9,061	(1,429)	8,846

Net (loss) earnings	$(14,385)	$5,603	$(19,341)	$(6,600)

Net loss available to common shareholders:
Net loss from continuing operations	$(13,625)	$(7,120)	$(17,576)	$(18,867)
Dividends and accretion on participating shares	(6,049)	(5,693)	(12,010)	(11,299)

Net loss from continuing operations available to common shareholders	$(19,674)	$(12,813)	$(29,586)	$(30,166)

Basic and diluted net loss available to common shareholders per ADS:
Net loss from continuing operations	$(0.30)	$(.20)	$(0.45)	$(0.47)
Net (loss) earnings from discontinued operations	(0.00)	.20	(0.03)	.19

Basic and diluted net loss	$(0.30)	$(0.00)	$(0.48)	$(0.28)

Weighted average basic ADSs	64,782	64,132	64,755	64,132

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of September 30, 2007 and March 31, 2007

(In thousands except per share data)

	September 30, 2007	March 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,180	$17,594
Restricted cash	12,841	163,979
Accounts receivable, net of allowances	40,060	44,180
Inventories	31,051	31,681
Prepaid expenses, deferred income taxes and other current assets	8,035	17,607

Total current assets	99,167	275,041
Equipment on operating leases, net	7,928	9,241
Property and equipment, net	20,178	22,637
Goodwill	93,489	93,489
Other intangible assets, net of accumulated amortization	504	554
Other assets	20,282	16,086

Total assets	$241,548	$417,048

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$21,146	$186,078
Accounts payable	54,432	66,231
Accrued expenses and other current liabilities	27,582	45,830
Taxes payable	10,892	8,468
Deferred revenue	5,540	5,875

Total current liabilities	119,592	312,482
Long-term debt and notes payable, less current maturities	104,582	65,215
Deferred income taxes and other long-term liabilities	8,216	11,271

Total liabilities	232,390	388,968

6.5% senior convertible participating shares	356,497	344,487
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,392	5,386
Additional paid-in capital	331,032	330,587
Accumulated deficit	(683,763)	(652,380)

Total shareholders’ equity (deficit)	(347,339)	(316,407)

Total liabilities and shareholders’ equity (deficit)	$241,548	$417,048

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Six Months Ended September, 2007 and 2006

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2007	2006
Operating activities:
Net loss	$(19,341)	$(6,600)
Loss (earnings) from discontinued operations	1,765	(12,267)

Loss from continuing operations	(17,576)	(18,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,745	7,358
Deferred income taxes	729	(608)
Amortization of debt issuance costs	489	941
Call premium	9,690	—
Non-cash stock-based compensation	410	—
Gain on sale of property & equipment and equipment on operating leases	(720)	(249)
Proceeds from sale of equipment on operating leases	198	163
Loss on sale of subsidiary, net	—	2,103
Restructuring charges	225	6,308
Changes in net assets and liabilities:
Accounts receivable	4,120	9,429
Inventories	630	3,614
Prepaid expenses and other current assets	(45)	(1,043)
Other non-current assets	(223)	(715)
Accounts payable	(11,800)	(13,094)
Accrued expenses and other current liabilities	(23,720)	(1,765)
Deferred revenue	(335)	388
Other long-term liabilities	(774)	(1,077)

Net cash used in continuing operating activities	(31,957)	(7,114)
Net cash used in discontinued operating activities	(1,765)	(18,742)

Net cash used in operating activities	(33,722)	(25,856)

Investing activities:
Capital expenditures	(3,908)	(4,842)
Proceeds from sale of discontinued operations	12,500	11,889
Restricted cash	(12,500)	—
Proceeds from the sale of property and equipment	1,508	175

Net cash (used in) provided by continuing investing activities	(2,400)	7,222
Net cash used in discontinued investing activities	—	(2,910)

Net cash (used in) provided by investing activities	(2,400)	4,312
Financing activities:
Borrowings under line of credit agreements	24,580	27,000
Payments under line of credit agreements	(15,178)	(26,014)
Payments under capital lease arrangements	(297)	(684)
Payment of long term debt	(249,058)	—
Proceeds from debt issuance	105,000	—
Payment of debt issue costs	(3,589)	—
Restricted cash	164,250	—

Net cash provided by continuing financing activities	25,708	302
Net cash used in discontinued financing activities	—	(173)

Net cash provided by financing activities	25,708	129

Effect of exchange rates	—	2,158

Net decrease in cash and cash equivalents	(10,414)	(19,257)
Cash and cash equivalents from continuing operations, beginning of period	17,594	24,467
Cash and cash equivalents from discontinued operations, beginning of period	—	30,087
Cash and cash equivalents from discontinued operations, end of period	—	(23,817)

Cash and cash equivalents from continuing operations, end of period	$7,180	$11,480

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three months and six months ended September 30, 2007 and 2006

(in thousands)

(unaudited)

	For the three months ended		For the six months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Operating earnings (loss) from continuing operations	$811	$852	$2,611	$(3,094)
Restructuring charges	(1,033)	247	225	6,308
Loss on sale of subsidiary	—	6	—	2,512
Gain on sale of asset	—	—	(923)	—

Adjusted operating earnings (loss) from continuing operations	$(222)	$1,105	$1,913	$5,726

Danka Business Systems PLC

Free cash flow for the three and six months ended September 30, 2007 and 2006

(in thousands)

(unaudited)

	For the three months ended		For the six months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net cash provided by (used in) continuing operations	$(7,127)	$(1,456)	$(31,957)	$(7,114)
Capital expenditures	(2,184)	(3,386)	(3,908)	(4,842)
Proceeds from sale of property and equipment	—	175	1,508	175

Free cash flow	$(9,311)	$(4,667)	$(34,357)	$(11,781)

Danka Business Systems PLC

Net debt as of September 30, 2007 and March 31, 2007

(in thousands)

(unaudited)

	September 30, 2007	March 31, 2007
Current maturities of long-term debt and notes payable	$21,146	$186,078
Long-term debt and notes payable	104,582	65,215
Less: Cash and cash equivalents and restricted cash	(20,021)	(181,573)

Net debt	$105,707	$69,720

Danka Business Systems PLC

Adjusted net loss for the three and six months ended

September 30, 2007 and 2006

(in thousands)

(unaudited)

	For the three months ended		For the six months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net (loss) earnings as reported	$(14,385)	$5,603	$(19,341)	$(6,600)
Earnings (loss) from discontinued operations	(50)	3,662	(336)	3,421
Gain (loss) on the sale of discontinued operations	(710)	9,061	(1,429)	8,846
Loss on early extinguishment of debt	(9,690)	—	(9,690)	—

Adjusted net loss	$(3,935)	$(7,120)	$(7,886)	$(18,867)